Exhibit 5







March 24, 1999



Constellation Energy Group, Inc.
c/o David A. Brune
39 W. Lexington Street
Baltimore, Maryland 21201

Gentlemen:

     This opinion is provided in connection with the registration statement (the "Registration Statement") being filed by Constellation Energy Group, Inc. (formerly Constellation Energy Corporation) ("Constellation Energy") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, regarding the proposed issuance of up to $500,000,000 principal amount of Medium Term Notes, Series A (the "Notes"). The Registration Statement also acts as a post-effective amendment to a registration statement filed by Constellation Energy Corporation with the SEC under the Securities Act of 1933.

     Pursuant to an Agreement and Plan of Share Exchange dated February 19, 1999, between Constellation Energy and Baltimore Gas and Electric Company (BGE), upon the occurrence of certain events all of the outstanding common stock of BGE will be exchanged, on a one-for-one basis, for common stock of Constellation Energy. In anticipation of the consummation of the share exchange, Constellation Energy is filing this Registration Statement in regard to its Notes to be offered upon effectiveness of the share exchange.

     I am an attorney in the Corporate Unit of the legal department of BGE. BGE is a shareholder of Constellation Energy, and Constellation Energy has requested that I provide this opinion. Constellation Energy is a Maryland corporation. In connection with this opinion I, together with other attorneys assisting me, have considered, among other things: (1) the current articles of incorporation of Constellation Energy, as amended, and a form of amended and restated articles of incorporation of Constellation Energy (the "Charter") to be filed and effective upon consummation of the share exchange; (2) the current by-laws of Constellation Energy, and a form of by-laws of Constellation Energy to be adopted effective upon consummation of the share exchange (the "By-Laws"); (3) the Indenture dated as of March 24, 1999 from Constellation Energy to The Bank of New York under which the Notes will be issued; (4) the corporate proceedings for the approval and issuance of the Notes; (5) the Registration Statement; (6) the agency agreement (including the standard purchase provisions) filed as an exhibit to the Registration Statement (the "Purchase Agreement"); (7) the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act"); and (8) such other documents, transactions, and matters of law as we deemed necessary in order to render this opinion.

     This opinion is subject to: (1) the share exchange becoming effective and the filing with the appropriate State authority, and effectiveness of, Constellation Energy's Charter; (2) the proper adoption by Constellation Energy's Board of Directors of the By-Laws; (3) the Registration Statement becoming effective under the Securities Act of 1933; (4) the proper execution, authentication, and delivery of the Notes upon receipt of the purchase price pursuant to the Purchase Agreement; and (5) the qualification of the Indenture under the Trust Indenture Act of 1939.

     It is my opinion that when there has been compliance with the Securities Act of 1933 and the applicable state securities laws, the Notes, when issued and delivered pursuant to the Purchase Agreement, will constitute legally issued and binding obligations of Constellation Energy.

     The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

     This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I am the attorney referred to in the Registration Statement and I consent to the references to me in the Registration Statement (and any amendments thereto) or the prospectus constituting a part of the Registration Statement (and any amendments or supplements thereto). In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder.


                                                              Very truly yours,


                                                              /s/ Donna M. Levy